Exhibit 10.6

MASTER AMENDMENT AGREEMENT

This MASTER AMENDMENT AGREEMENT (this “Amendment Agreement”), effective as of March 27, 2007, supplements and amends the transaction documents (collectively, the “Transaction Documents”) executed and delivered in connection with private placements by NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), of its secured convertible debentures and convertible preferred stock to Cornell Capital Partners, L.P. (the “Buyer”), which securities were issued pursuant to the Securities Purchase Agreement dated August 24, 2006, the Securities Purchase Agreement dated December 29, 2006, and the Investment Agreement dated February 17, 2006, each by and between the Company and the Buyer (collectively, the “Purchase Agreements”). The Transaction Documents are supplemented, modified, and amended as set forth in this Amendment Agreement. Capitalized terms used and not defined in this Amendment Agreement shall have the respective meanings set forth in the Purchase Agreements.

RECITALS

1.
The Company and the Buyer are parties to the Purchase Agreements, pursuant to which the Company has issued and sold to the Buyer, among other securities, (i) a secured convertible debenture in the principal amount of $5,000,000 on August 24, 2006 (the “August Debenture”), (ii) a secured convertible debenture in the principal amount of $2,500,000 on December 29, 2006 (the “December Debenture,” and collectively along with the August Debenture, the “Outstanding Debentures”), and (iii) 22,000 shares of Series C Convertible Preferred Stock (the “Preferred Shares”).

2.
In connection with the Purchase Agreements, the Company and the Buyer entered into (i) a Registration Rights Agreement, dated as of August 24, 2006 (the “August Registration Rights Agreement”), (ii) a Registration Rights Agreement, dated as of December 29, 2006 (the “December Registration Rights Agreement”) and (iii) a Registration Rights Agreement, dated as of February 17, 2006 (the “February Registration Rights Agreement,” and collectively, along with the August Registration Rights Agreement and the December Registration Rights Agreement, the “Registration Rights Agreements”), pursuant to which the Company agreed to undertake certain registration obligations to the Buyer.

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties to this Amendment Agreement, including the Company and the Buyer, agree as follows:

Interest on Outstanding Debentures. As of March 30, 2007, the accrued and unpaid interest on the Outstanding Debentures is equal to $365,972 (“Accrued Interest”) as set forth in more detail on Exhibit A attached hereto. On the date hereof, the Company shall pay to the Buyer in immediately available funds all of the Accrued Interest.

Preferred Shares Dividends. The Company agrees and acknowledges that as of March 30, 2007, the accrued and unpaid dividends on the Preferred Shares are equal to $1,974,640 (“Accrued Dividend”) as set forth in more detail on Exhibit B attached hereto.

Registration Rights. The Company and the Buyer agree to the following concerning the obligations of each party pursuant to the Registration Rights Agreements:

As of March 30, 2007, the Company owes to the Buyer Liquidated Damages pursuant to the Registration Rights Agreements in the amount of $1,311,814 (“Accrued Liquidated Damages”) as set forth in more detail on Exhibit C attached hereto.

On the date hereof, the Company shall pay to the Buyer in immediately available funds an amount equal to $1,311,814 in full satisfaction and settlement of all Accrued Liquidated Damages.

The Company agrees to re-file its amended Registration Statement on Form S-3 with the Commission on or before April 12, 2007 (the “Amended Filing Deadline”). The Amended Filing Deadline shall replace the existing Filing Deadline of each of the Registration Rights Agreements.

The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than May 10, 2007 (the “Amended Effective Deadline”). The Amended Effective Deadline shall replace the existing Effective Deadline of each of the Registration Rights Agreements.

Liquidated Damages pursuant to each of the Registration Rights Agreements shall not continue to accrue unless and until the Company fails to meet the Amended Filing Deadline or the Amended Effective Deadline.

The number and allocation of shares to be included on the amended Registration Statement on Form S-3 referenced above for resale by the Buyer shall be determined by the Buyer and provided to the Company within two days of the date hereof, but in no event shall the Company be required to include more shares than the maximum number of shares of Common Stock allowed under Rule 415 as interpreted by the SEC. The number of shares specified by the Buyer pursuant to this section shall supersede any specific number of shares previously required pursuant to the Registration Rights Agreements.

Miscellaneous.

Amendments; Waivers. No provision of this Amendment Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the parties hereto as set forth on the signature pages hereto, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Amendment Controls. If any topic is addressed both in the a Transaction Document (or any document related thereto) and in this Amendment Agreement, this Amendment Agreement shall control.

Construction. The headings herein are for convenience only, do not constitute a part of this Amendment Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Section.

Execution. This Amendment Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

Severability. If any provision of this Amendment Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment Agreement.

Except as explicitly set forth herein, nothing contained herein shall be construed as a waiver of any rights or remedies of the Buyer under any of the Transaction Documents. The Company and the Buyer hereby agree that the Transaction Documents remain in full force and effect, as amended in this Amendment Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEOMEDIA TECHNOLOGIES, INC.
By: /s/ David A. Dodge Name: David A. Dodge Title: CFO

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC, its Investment Manager By: /s/ Mark Angelo Name: Mark Angelo Title: Portfolio Manager